SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 2nd day of October, 2024 by and between Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“Bank”) and Cue Biopharma, Inc., a Delaware corporation (“Borrower”), whose address is 21 Erie Street, Cambridge, Massachusetts 02139.

Recitals

A.
Bank and Borrower have entered into that certain Loan and Security Agreement dated as of February 15, 2022, as amended by that certain Waiver and First Amendment to Loan and Security Agreement between Bank and Borrower dated as of April 10, 2023 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.
Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.
Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.
D.
Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.
Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.
Amendments to Loan Agreement.

2.1
Section 5.7 (Accounts). Section 5.7(a) is amended in its entirety and replaced with the following:

“5.7 (Accounts).

(a)
Commencing as of the Second Amendment Effective Date, maintain a portion of Borrower’s, any of its Subsidiaries’ (excluding Securities Corp.), and any Guarantor’s primary operating accounts, depository accounts and excess cash with Bank; provided that, Borrower shall at all times have on deposit in operating and depository accounts maintained in the name of Borrower with Bank, unrestricted and unencumbered cash in an amount equal to the lesser of (i)

$20,000,000.00 (the “Threshold Amount”) and (ii) one hundred percent (100.0%) of the Dollar value of Borrower’s consolidated cash, including any Subsidiaries’, Affiliates’, or related entities’ cash, in the aggregate, at all financial institutions. So long as, in each case, Borrower maintains the Threshold Amount with Bank, Borrower shall be permitted to maintain accounts with other banks or financial institutions (other than Bank) (the “Permitted Accounts”); provided that such Permitted Accounts (other than the Excluded Accounts) shall be subject to a Control Agreement in favor of Bank pursuant to the terms of Section 5.7(c) and

5.13 hereof.”

2.2
Section 12.2 (Definitions). The following new defined term and its definition is hereby inserted alphabetically in Section 12.2:

“ “Second Amendment Effective Date” is October 2, 2024.”

2.3
Exhibit A (Compliance Statement). The Compliance Statement is amended in its entirety and replaced with the Compliance Statement in the form of Schedule 1 attached hereto.
3.
Limitation of Amendments.
3.1
The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.
Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2
Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3
The organizational documents of Borrower delivered to Bank on the

Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.
Reserved.
6.
Governing Law. This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflicts of laws principles.
7.
Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
8.
Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Each party hereto may execute this Amendment by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof.
9.
Effectiveness. This Amendment shall be deemed effective as of the due execution and delivery to Bank of this Amendment by each party hereto.

[Signature page follows]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

FIRST-CITIZENS BANK & TRUST COMPANY

By: /s/ John Sansone

Name: John Sansone

Title: Vice President

BORROWER

CUE BIOPHARMA, INC

By: /s/ Kerri-Ann Millar

Name: Kerri-Ann Millar

Title: Chief Financial Officer